Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statements of Yelp Inc. on Form S-8 (File Nos. 333-180221, 333-187545, 333-192016, 333-194260, 333-202332, 333-209683, 333-211198 and 333-216389) of our reports dated May 5, 2017 and February 15, 2017, with respect to our audits of the financial statements of NoWait Inc. for years ended December 31, 2016 and 2015, included in this current Report on Form 8-K/A, as filed with the Securities and Exchange Commission.

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC
New York, New York
May 12, 2017